                SECOND NONQUALIFIED DEFERRED COMPENSATION PLAN

                               FOR KEY EMPLOYEES

                                      OF

                              CITIZENS BANK, FSB


                       EFFECTIVE DATE: December 28, 1998

                                                                  EXHIBIT 10(ii)

                               TABLE OF CONTENTS
                 SECOND NONQUALIFIED DEFERRED COMPENSATION PLAN
                    FOR KEY EMPLOYEES OF CITIZENS BANK, FSB

                                                                      Page
                                                                      ----

     Section 1.         Purpose                                          1

     Section 2.         Definitions                                      1

     Section 3.         Credits to Deferred Compensation Account         4

     Section 4.         Retirement; Termination of Service; Death        5
                        4.1 Normal retirement                            5
                        4.2 Delayed retirement                           5
                        4.3 Disability retirement                        6
                        4.4 Termination of service                       6
                        4.5 Payment of benefit by reason of retirement   6
                        4.6 Payment of benefit by reason of death        7
                        4.7 Prepayment                                   7
                        4.8 Hardship distributions                       8
                        4.9 Termination events                           9

     Section 5.         Vesting                                         10

     Section 6.         Accounts; Adjustment of Accounts                10

     Section 7.         Administration by Committee                     11

     Section 8.         No Funding                                      13

     Section 9.         Allocation of Responsibilities                  14

     Section 10.        Benefits Not Assignable; Facility of Payments   15

     Section 11.        Beneficiary                                     15

     Section 12.        Amendment and Termination of Plan               16

     Section 13.        Communication to Participants                   16

     Section 14.        Claims Procedure                                16

     Section 15.        Parties to the Plan                             18

     Section 16.        Miscellaneous Provisions                        19

                SECOND NONQUALIFIED DEFERRED COMPENSATION PLAN

                    FOR KEY EMPLOYEES OF CITIZENS BANK, FSB

Section 1.  Purpose:
---------   -------

            This Second Nonqualified Deferred Compensation Plan for Key Employees of Citizens Bank, FSB (the "plan") is established to permit certain management employees of the Employer to defer receipt of current compensation from the Employer in order to provide retirement and death benefits in behalf of such employees. The plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code. The plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

Section 2.  Definitions:
---------   -----------
            As used in the plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

            2.1 "Accrued benefit" shall mean, with respect to each participant, the balance credited to his deferred compensation account as of the applicable adjustment date, following adjustment to such account as of such adjustment date as provided in Section 6.

            2.2 "Active participant" shall mean, with respect to any day or date, a participant who is in service on such day or date; provided, that a participant who is in service shall cease to be an active participant immediately upon a determination by the Committee that the participant has ceased to be an eligible employee.

            2.3 "Adjustment date" shall mean the last day of each payroll period during a plan year; and such other dates as the Committee may select from time to time. The last adjustment date occurring in each calendar year shall be referred to herein as the "year-end adjustment date."

          2.4 "Beneficiary" shall mean the person, persons, entity or entities designated or determined pursuant to the provisions of Section 11 of the plan.

          2.5 "Board" shall mean the Board of Directors of Citizens Bank, FSB, or such committee of the Board to which the Board shall assign all or part of its duties and powers under the plan. See Section 15 for special provisions concerning parties to the plan.

          2.6 "Committee" shall mean the administrative committee provided for in Section 7.

          2.7 "Company" shall mean Citizens Bank, FSB, a North Carolina banking corporation with its principal office at Salisbury, North Carolina, or any successor thereto by merger, consolidation or otherwise, or any affiliated or subsidiary corporation or business organization of the Company which, with the consent of the Board, shall become a party to this plan. See Section 15 for special provisions concerning parties to the plan.

          2.8 "Compensation" shall mean all remuneration payable by the Employer to an employee during the plan year for service as reported or reportable for federal income tax purposes on Form W-2, excluding amounts paid to an employee as an allowance or reimbursement for travel or relocation expenses, but including salary reduction credits under this plan.

          2.9 "Deferred compensation account" shall mean the separate account to be kept for each participant, as described in Sections 3 and 6, to which salary reduction credits shall be credited.

          2.10 "Disability" shall mean the inability, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration, of a participant to perform his regular duties as an employee of the Company. The determination of the existence or nonexistence of disability shall be made by the Committee pursuant to a medical examination by a medical doctor selected or approved by the Committee.

          2.11 "Effective date of the plan" shall be December 28, 1998.

          2.12 "Eligible employee" shall mean each employee who is determined by the Committee to be a highly compensated or management employee and who is selected by the Committee to participate in the plan. An employee shall cease to be an eligible employee immediately upon the first to occur of the following:
(i) the employee's termination of service; (ii) determination by the Committee that the employee no longer is a highly compensated or management employee; or
(iii) determination by the Committee in its sole discretion that the employee shall no longer be selected to participate in the plan. See Sections 2.13 and
2.15 with respect to provisions governing participation in the plan by an eligible employee.

          2.13 "Employee" shall mean an individual in the service of the Company if the relationship between the individual and the Company is the legal relationship of employer and employee.

          2.14 "Normal retirement age" of a participant shall be age sixty-five. The "normal retirement date" of a participant shall mean the first day of the calendar month coincident with or next following attainment by the participant of his normal retirement age.

          2.15 "Participant" shall mean with respect to any plan year an eligible employee who has entered the plan and any other employee who has an accrued benefit under the plan. An eligible employee who has not otherwise entered the plan shall enter the plan and become a participant as of the date determined by the Committee. A participant who separates from service with the Company and who later returns to service will not be eligible to defer compensation under the plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the participant's return to service, whether or not the participant shall have an accrued benefit remaining under the plan on the date of his return to service. See Section 2.2 for definition of "active participant."

          2.16 "Plan" shall mean the nonqualified deferred compensation plan as herein set out or as duly amended.

          2.17 "Plan year" shall mean the twelve-month period ending on December 31 of each year (including years prior to the effective date of the plan).

          2.18 "Retire" or "retirement" shall mean retirement within the meaning of Section 4.1, 4.2 or 4.3.

          2.19 "Salary reduction agreement" shall mean a written agreement entered into between a participant and the Company pursuant to the provisions of
Section 3.

          2.20 "Salary reduction credits" shall mean the amounts credited to the participant's deferred compensation account by the Company pursuant to the provisions of Section 3.

          2.21 "Service" shall mean employment by the Company as an employee.

          2.22 "Spouse" or "surviving spouse" shall mean, except as otherwise provided in the plan, the legally married spouse or surviving spouse of a participant.

          2.23 "Termination adjustment date" shall mean the adjustment date coincident with or next following the date as of which a participant terminates service with the Company for any reason (including retirement or death).

Section 3.  Credits to Deferred Compensation Account:
---------   ----------------------------------------

          3.1 Transfer credits: As of the effective date of the plan, the Company shall credit to each participant's deferred compensation account under this plan such amount as the participant shall direct from his or her accrued benefit under the Amended and Restated Nonqualified Deferred Compensation Plan of Citizens Savings Bank, and as set forth in Exhibit A hereto.

          3.2 Salary reduction credits: Each active participant may elect, by entering into a salary reduction agreement with the Company, to reduce his compensation from the Company by a whole number percentage from one to fifty percent (in increments of one percent). The amount of the participant's salary reduction credit shall be credited by the Company to the deferred compensation account maintained for the participant pursuant to

Section 6. The Company shall credit to the participant's deferred compensation account as of each adjustment date an amount equal to the total salary reduction credit for the period beginning on the date next following the immediately preceding adjustment date and ending on the current adjustment date. The following special rules shall apply:

               (a) An election pursuant to Section 3.1 shall be made by the participant by executing and delivering a salary reduction agreement to the Committee. Such salary reduction agreement shall become effective with respect to such participant as of the first full payroll period commencing on or immediately following the effective date of the plan, and thereafter the January 1 which next follows by at least fifteen days the date of receipt by the Committee of such salary reduction agreement. Such election shall continue in effect, unless earlier modified by the participant, until the service of the participant is terminated, or, if earlier, until the participant ceases to be an active participant under the plan.

               (b) A participant may unilaterally modify a salary reduction agreement (either to increase or decrease the portion of his future compensation which is subject to salary reduction within the percentage limits set forth in Section 3.1, or to terminate salary reduction credits under the plan) by providing a written modification of the salary reduction agreement to the Company. A modification shall become effective as of the first full payroll period commencing on or immediately following the January 1 which next follows by at least fifteen days the date such written modification is received by the Committee. A termination shall be effective immediately; provided that a participant who terminates his or her salary reduction agreement shall not be eligible to enter into a new salary agreement except pursuant to the provisions of subparagraph (a).

               (c) The Committee may from time to time establish policies or rules governing the manner in which salary reduction credits may be made.

Section 4.  Retirement; Termination of Service; Death:
---------   -----------------------------------------

          4.1 Normal retirement: A participant who is in service shall be eligible to retire from service at his normal retirement date and receive distribution of his accrued benefit, determined as of his termination adjustment date, pursuant to Section 4.5.

          4.2 Delayed retirement: If a participant shall remain in service following his normal retirement date, his retirement date shall be the date he shall actually terminate service for reasons other than death, whereupon he shall receive a distribution of his accrued benefit, determined as of his termination adjustment date, pursuant to Section 4.5. During the period that such participant remains in service pursuant to this Section 4.2, he shall continue to be a participant for and including each plan year in which he meets the requirements therefor. If an employee not otherwise a participant becomes eligible to enter the plan following his normal retirement date, the provisions of this Section 4.2 shall apply in determining his retirement date.

          4.3 Disability retirement: If a participant shall suffer disability while in service prior to his normal retirement date, he shall retire as of the date of establishment of his disability and his accrued benefit, determined as of his termination adjustment date, shall be distributed as provided in Section 4.5, treating for this purpose such date of his disability retirement as if it were his normal retirement date.

          4.4 Termination of service: If the service of a participant with the Company shall be terminated for any reason other than retirement or death, or before his attainment of age sixty, his accrued benefit, determined as of his termination adjustment date, shall be distributed to him in shares of common stock of Innes Street Financial Corporation ("ISFC") as soon as practicable (but no later than thirty days) following such termination adjustment date. If the service of a participant is terminated because of retirement or death, or after his attainment of age sixty, such accrued benefit shall be distributed as provided in Section 4.5, treating his termination adjustment date as if it were his normal retirement date.

          4.5 Payment of benefit by reason of retirement: If a participant shall retire, his accrued benefit, determined as of his termination adjustment date, shall be distributed to him in a single distribution of shares of ISFC common stock or in equal annual installments of shares of ISFC common stock over a term certain of five, ten, fifteen or twenty years, as elected by the participant in his initial salary reduction agreement, commencing as of the first day of the calendar quarter next following such termination adjustment date, and on each anniversary of such date for the remainder of the term certain. If the participant elects to receive distribution of his accrued benefit in annual installments for a term certain, the number of shares in each succeeding annual installment shall be adjusted, as of the adjustment date immediately preceding the date as of which such annual installment shall be distributed, for additions to the participant's accounts pursuant to Section 6. Such adjustment shall be made by dividing the aggregate number of shares in his account balances as of such date (following adjustment as of such date) by the number of annual installments remaining to be distributed hereunder; provided, that the last annual installment due hereunder shall be all of the remaining shares credited to the participant's accounts on the date of payment.

          4.6  Payment of benefit by reason of death:

          4.6.1 If the participant dies while in service, the participant's accrued benefit, determined as of his termination adjustment date, shall be distributed to his beneficiary in the manner elected by the participant in his initial salary deferral election, commencing as soon as practicable (but no later than thirty days) following such adjustment date. Distributions shall be made in shares of ISFC common stock.

          4.6.2 If the participant dies following his termination of service and before all distributions to him under the plan have been made, the balance of the participant's accrued benefit, determined as of the adjustment date coincident with or next following the date such death occurs, shall be distributed to the participant's beneficiary in the manner elected by the participant in his initial salary deferral election, treating the beneficiary for this purpose as the participant.
     Distributions shall be made in shares of ISFC common stock.

          4.7 Prepayment: Notwithstanding any other provisions of this plan, if a participant or any other person (a "recipient") is entitled to receive distributions under the plan, the Committee in its sole discretion may direct the prepayment of all or any part of the distributions remaining to be made to or in behalf of the recipient, or to shorten the distribution period. The amount of such prepayment shall be in full satisfaction of the Employer's obligations hereunder to the recipient and to all persons claiming under or through the recipient with respect to the distributions being prepaid. In the event of a partial prepayment, the Committee shall designate which installments are being prepaid. The Committee's determinations under this
Section 4.7 shall be final and conclusive upon all parties claiming benefits under this plan.

          4.8  Hardship distributions:

          4.8.1 A participant may, at any time prior to the commencement of distributions hereunder, make application to the Committee to receive a payment in a lump sum of all or a portion of the balance credited to his deferred compensation account by reason of a hardship affecting the participant. The amount of a distribution on account of hardship shall not exceed the amount required to meet the immediate financial need created by the hardship and not otherwise available from other resources of the participant. For this purpose, a "hardship" shall mean an "unforeseeable emergency," which shall mean a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or a dependent, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the participant's control. The determination of whether a financial need constitutes an "unforeseeable emergency" within the scope of this Section 4.8.1 shall be made by the Committee in its sole and absolute discretion, and its decision to grant or deny a distribution on account of hardship shall be final. The Committee shall apply uniform and nondiscriminatory standards in making its decision.

          4.8.2 The participant's request for a distribution on account of hardship must be made in writing to the Committee. The request must specify the nature of the hardship, the total amount to be distributed and the total amount of the actual expense incurred or to be incurred on account of hardship.

          4.8.3 If a distribution under this Section 4.8 is approved, such distribution shall be made as of the next following adjustment date. The processing of the request shall be completed as soon as practicable after the date on which the Committee receives the properly completed written request for a distribution on account of financial hardship. If a participant terminates service after a request is approved in accordance with this Section 4.8 but prior to distribution of the full amount approved, the approval of his request shall be automatically void and the benefits he is entitled to receive under the plan shall be distributed in accordance with the applicable payment provisions of the plan. Only one distribution because of financial hardship shall be made within any plan year.

          4.8.4 The Committee may from time to time adopt additional policies or rules governing the manner in which such payments because of financial hardship may be made so that the plan may be conveniently administered.

          4.9  Termination events:

          4.9.1 Notwithstanding any other provision of this plan, this plan shall be terminated as of the date on which first occurs either of the following events (a "Termination Event"):

               (i) There shall be a change in control of the Company. For purposes of this subsection (iii), a "change in control of the Company" shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) acquires or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the Company's then outstanding securities and thereafter, the membership of the Board of Directors of the Company becomes such that a majority are persons who were not members of the Board at the time of the acquisition of securities; or (2) the Company, or its assets, are acquired by or combined with another corporation and less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition or combination are owned, immediately after such acquisition or combination, by the owners of voting shares of the Company outstanding immediately prior to such acquisition or combination; or

               (ii) The Company shall terminate the plan pursuant to Section 12.

          4.9.2 If a Termination Event occurs prior to the date distribution of benefits is made or commences under this plan, the participant's accrued benefit (as adjusted) as of the date such Termination Event occurs shall be distributed to the participant (or his beneficiary) in a single distribution of shares of ISFC common stock within thirty days of the occurrence of such event.

          4.9.3 If a Termination Event occurs after the date installment distributions under this plan have commenced, the remaining installment payments to be made shall be paid to the Employee (or his beneficiary) in a single distribution of shares of ISFC common stock within thirty days of the date of the Termination Event.

          4.9.4 Notwithstanding the provisions of Sections 4.9.2 and 4.9.3, in the event that a "change in control of the Company" (as defined in Section 4.9.1(i)) occurs, and if, prior to the effective date of such change in control, the Company and the Employee shall agree in writing, such change in control shall not be deemed a Termination Event with respect to such Employee, and subject to the provisions of Section 16.8, the plan shall continue in effect pursuant to the terms thereof.

Section 5.  Vesting:
---------   -------

          The benefit of each participant in his deferred compensation account shall be fully vested (that is, nonforfeitable) at all times.

Section 6.  Accounts; Adjustment of Accounts:
---------   --------------------------------

          6.1 Accounts: The Committee shall establish a book reserve account, entitled the "deferred compensation account," in behalf of each participant. Each such account shall be adjusted as of each adjustment date pursuant to the provisions of Section 6.3.

          6.2 Deemed investment: The deferred compensation account of a participant shall be deemed to be invested in shares of ISFC common stock. The number of shares of common stock credited to a participant's account as of each adjustment date shall be determined by dividing the amount to be credited to such account as of the adjustment date (including salary reduction credits and dividends, if any, deemed to be paid on shares of ISFC common stock held in such account) by the fair market value of the ISFC common stock as of such adjustment date.

          6.3 Adjustments to deferred compensation accounts: With respect to each participant who has a deferred compensation account under the plan, the amount credited to such account as of each adjustment date shall be adjusted as of each succeeding adjustment date by the following debits and credits, in the order stated:

          6.3.1 The deferred compensation account shall be debited with the total number of shares distributed from such account since the last preceding adjustment date to him or for his benefit.

          6.3.2 The deferred compensation account shall be credited with the total number of shares (including fractional shares) determined pursuant to
     Section 6.2.

          6.3.3 The deferred compensation account shall be credited or debited, as the case may be, with the amount of any deemed investment gain or loss attributable to the shares held in the account since the immediately preceding adjustment date.

Section 7.  Administration by Committee:
---------   ---------------------------

          7.1 The Committee shall consist of not fewer than three nor more than five individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

          7.2 The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Committee shall appoint the plan administrator, or may itself act as plan administrator.

          7.3 The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

          7.4 A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

          7.5 The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan. The records of the Committee shall contain all relevant data pertaining to individual participants and their rights under the plan.

          7.6 Subject to the limitations of the plan, the Committee may from time to time establish rules or by-laws for the administration of the plan and the transaction of its business.

          7.7 No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his salary reduction agreement.

          7.8 The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the plan, such discretion shall be exercised in a nondiscriminatory manner.

          7.9 Subject to the claims procedure set forth in Section 14, the plan administrator and the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the plan and to decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to construe the plan and to make determinations as to eligibility and benefits under the plan. Determinations by the plan administrator and the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

          7.10 The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the plan and determine the financial and liquidity needs of the plan. The Committee shall communicate such needs to the Company so that its policies may be appropriately coordinated to meet such needs.

          7.11 No fee or compensation shall be paid to any member of the Committee for his service as such.

          7.12 The Committee shall be entitled to reimbursement by the Company for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan.

          7.13 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

Section 8.  No Funding:
---------   ----------

          The obligation of the Company to make payments hereunder shall constitute a contractual liability of the Company to the participant. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the participant shall not have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participant or any other person. To the extent that any person acquires a right to receive payment from the Company, such right shall be no greater than the right of an unsecured creditor of the Company. Notwithstanding the foregoing, the Company may establish a grantor trust in substantially the form provided for by IRS Revenue Procedure 92-62 with one or more participants in the plan with respect to the payment of such participants' benefit under the plan.

Section 9.  Allocation of Responsibilities:
---------   ------------------------------

          The persons responsible for the plan and the duties and responsibilities allocated to each are as follows:
          9.1  Board:

               (i)  To amend the plan;

               (ii) To appoint and remove members of the Committee; and

               (iii)  To terminate the plan.

          9.2  Committee:

               (i) To designate eligible employees and participants;

               (ii) To interpret the provisions of the plan and to determine the rights of the participants under the plan, except to the extent otherwise provided in Section 14 relating to claims procedure;

               (iii) To administer the plan in accordance with its terms, except to the extent powers to administer the plan are specifically delegated to another person or persons as provided in the plan;

               (iv) To account for the accrued benefits of participants; and

               (v) To direct the Company in the payment of benefits.

          9.3  Plan Administrator:

               (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

               (ii) To administer the claims procedure to the extent provided in
          Section 14.

Section 10.  Benefits Not Assignable; Facility of Payments:
----------   ---------------------------------------------

          10.1 No portion of any benefit credited or paid under the plan with respect to any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts.

          10.2 If any individual entitled to receive a payment under the plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the participant to the extent of the amount thereof.

Section 11.  Beneficiary:
----------   -----------

          The participant's beneficiary shall be the person or persons designated by the participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the participant does not designate a beneficiary, the beneficiary shall be his surviving spouse. If the participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the participant's estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the "primary beneficiary") is receiving or is entitled to receive payments under the plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the plan in the same manner as if the beneficiary who filed the disclaimer had died on the date of such filing.

Section 12.  Amendment and Termination of Plan:
----------   ---------------------------------

          The Board may amend any provision of the plan, including the provisions of Section 4.9, or may terminate the plan at any time; provided, that in no event shall such amendment or termination reduce any participant's accrued benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the plan relating to the payment of such accrued benefit (other than the provisions of Section 4.7) without the participant's written consent.

Section 13.  Communication to Participants:
----------   -----------------------------

          The Company shall make a copy of the plan available for inspection by participants and their beneficiaries during reasonable hours at the principal office of the Company.

Section 14.  Claims Procedure:
----------   ----------------

          The following claims procedure shall apply with respect to the plan:

          14.1 Filing of a claim for benefits: If a participant or beneficiary (the "claimant") believes that he is entitled to benefits under the plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the plan administrator. In the event the plan administrator shall be the claimant, all actions which are required to be taken by the plan administrator pursuant to this Section 14 shall be taken instead by another member of the Committee designated by the Committee.

          14.2 Notification to claimant of decision: Within 90 days after receipt of a claim by the plan administrator (or within 180 days if special circumstances require an extension of time), the plan administrator shall notify the claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv) an explanation of the procedure for review of the denial. If the plan administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

          14.3 Procedure for review: Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

          14.4 Decision on review: The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:

          14.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

          14.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent plan provisions on which the decision is based.

          14.4.3  The decision of the Committee shall be final and conclusive.

          14.5 Action by authorized representative of claimant: All actions set forth in this Section 14 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The plan administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

Section 15.  Parties to the Plan:
----------   -------------------

          As of the effective date of the plan, Citizens Bank, FSB ("Citizens") shall be the sole party to the plan. After the effective date, any affiliate of Citizens may, with the consent of Citizens, become a party to the plan provided a written agreement to this effect is made between such Company and Citizens. Any such original or additional party to the plan shall be subject to the following special provisions of this Section 15, except (in the case of such an additional party to the plan) as may otherwise be specifically provided in the agreement making such Company a party to the plan:

          15.1 As used in the plan, except as otherwise specifically set forth herein, the term "Company" shall mean collectively all parties to the plan. The plan shall be applied as a single plan with respect to all parties as if there were only one Company-party, and service for purposes of the plan shall be interchangeable among Company-parties to the plan and shall not be deemed to be interrupted or terminated by the transfer at any time of an employee from the service of one Company-party to the plan to service of another Company-party.

          15.2 The Board of Directors of Citizens shall have the power to amend the plan as applied to each party to the plan. The Board of Directors of each party to the plan (and only such Board of Directors) shall have authority to terminate the plan as applied to such party to the plan, irrespective of whether the plan is terminated as applied to other parties to the plan.

          15.3 The Committee which administers the plan as applied to Citizens shall also be the Committee as applied to each other party to the plan.

Section 16.  Miscellaneous Provisions:
----------   ------------------------

          16.1 Setoff: Notwithstanding any other provision of this plan, the Company may reduce the amount of any payment otherwise payable to or in behalf of a participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the participant to the Company that is then due and payable, and the participant shall be deemed to have consented to such reduction.

          16.2 Notices: Each participant who is not in service and each beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

          16.3 Lost distributees: A benefit shall be deemed forfeited if the plan administrator is unable to locate the participant or beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the participant's accounts shall cease to be adjusted pursuant to Section 6 following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the participant or beneficiary for all or part of the forfeited benefit.

          16.4 Reliance on data: The Company, the Committee and the plan administrator shall have the right to rely on any data provided by the participant or by any beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a participant, and the Company, the Committee and the plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary.

          16.5 Receipt and release for payments:  Subject to the provisions of
Section 16.1, any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the plan and the Company with respect to the plan. The recipient of any payment from the plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

          16.6 Headings: The headings and subheadings of the plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

          16.7 Continuation of employment: The establishment of the plan shall not be construed as conferring any legal or other rights upon any employee or any persons for continuation of employment, nor shall it interfere with the right of the Company to discharge any employee or to deal with him without regard to the effect thereof under the plan.

          16.8 Merger or consolidation: Neither Citizens Bank, nor Innes Street Financial Corporation, shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of Citizens Bank, FSB and/or Innes Street Financial Corporation under the plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the plan.

          16.9 Construction: The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina.

          IN WITNESS WHEREOF, this nonqualified deferred compensation plan is executed in behalf of each of the parties hereto as of the 28th day of December, 1998.
                                        CITIZENS BANK, FSB

                                        By: /s/Ronald E. Bostian
                                           ---------------------------
                                                  President


Attest:

/s/Raphelle Butler
--------------------
  Secretary

 [Corporate Seal]

                           DEFERRED COMPENSATION PLAN
                    FOR KEY EMPLOYEES OF CITIZENS BANK, FSB

                                   Exhibit A
                            Schedule of Participants

                                                        Initial
            Name                                        Shares
            --------------------                        -------

            Ronald E. Bostian                            45,000

            Jeffrey C. Chisholm                             406

            Dianne E. Hawkins                             5,220

            Ann T. Venrick                                  525